UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2003

GRAPHIC PACKAGING INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	001-14060	84-1208699

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4455 Table Mountain Drive
Golden, Colorado		80403

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 215-4600

Item 5. Other Events and Regulation FD Disclosure

     On March 25, 2003, Graphic Packaging International Corporation, a Colorado corporation (the “Company”), Riverwood Holding, Inc., a Delaware corporation (“Riverwood”) and Riverwood Acquisition Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of Riverwood (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement and other related transaction documents, the Company will merge with and into Merger Sub (the “Merger”). Prior to consummation of the Merger, Riverwood will effect a stock split. In connection with the Merger, the shareholders of the Company will receive one share of Riverwood common stock and associated Riverwood shareholder rights for each share of Company common stock and associated Company shareholder rights they own immediately prior to the Merger. Upon completion of the transaction, holders of Company common stock will own 42.5% and holders of Riverwood common stock will own 57.5% of the common stock of Riverwood. The Merger Agreement has been approved by the respective Boards of Directors of the Company and Riverwood. Consummation of the Merger is subject to customary conditions, including approval by the Company’s shareholders and regulatory approvals. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A joint press release announcing the execution of the Merger Agreement was issued on March 26, 2003, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     In connection with the execution of the Merger Agreement, Riverwood and certain major shareholders of the Company entered into a Voting Agreement dated March 25, 2003 (the “Voting Agreement”) pursuant to which the shareholders agreed to vote for the Merger and against any other transaction involving the Company. In addition, pursuant to the Voting Agreement and as a condition to the effectiveness of the Merger, the holder of the Company’s 10% Series B Convertible Preferred Stock (the “Preferred Stock”) has agreed to convert all of the outstanding shares of the Preferred Stock into Company common stock in exchange for a payment of the present fair value of future dividends on the Preferred Stock that would have been payable by the Company until the Preferred Stock could have been redeemed by the Company. A copy of the form of Voting Agreement is included as Exhibit 1(b) to the Merger Agreement attached hereto as Exhibit 2.1 and is incorporated by reference.

     Also, in connection with the execution of the Merger Agreement, the Company has entered into a First Amendment to Rights Agreement dated March 24, 2003 (the “Amendment”) which amends the Rights Agreement entered into between the Company and Wells Fargo Bank Minnesota, N.A., (successor in interest to Norwest Bank Minnesota, N.A.), as Rights Agent. The Amendment provides that the execution and delivery of the Merger Agreement and the Voting Agreement and the consummation of the transactions contemplated by the Merger Agreement does not constitute a Triggering Event (as such term is defined in the Rights Agreement). A copy of the Amendment is attached hereto as Exhibit 10.1.

     The foregoing descriptions are qualified in their entirety by reference to the full text of the exhibits attached hereto.

Item 7. Financial Statements and Exhibits

(c)	Exhibits:

2.1	Agreement and Plan of Merger dated as of March 25, 2003, by and among Graphic Packaging International Corporation, Riverwood Holding, Inc. and Riverwood Acquisition Sub LLC.

10.1	First Amendment to Rights Agreement dated as of March 24, 2003 between the Company and Wells Fargo Bank Minnesota, N.A. (successor in interest to Norwest Bank Minnesota, N.A.), as Rights Agent.

99.1	Joint press release issued by Graphic Packaging International Corporation and Riverwood Holding, Inc. on March 26, 2003 announcing execution of Merger Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAPHIC PACKAGING
INTERNATIONAL CORPORATION

	By:	/s/ Jill B. W. Sisson, Esq.

	Name:	Jill B. W. Sisson, Esq.
	Title:	General Counsel and Secretary

Date: March 27, 2003

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of March 25, 2003, by and among Graphic Packaging International Corporation, Riverwood Holding, Inc. and Riverwood Acquisition Sub LLC
10.1	First Amendment to Rights Agreement dated as of March 24, 2003 between the Company and Wells Fargo Bank Minnesota, N.A. (successor in interest to Norwest Bank Minnesota, N.A.), as Rights Agent.
99.1	Joint press release issued by Graphic Packaging International Corporation and Riverwood Holding, Inc. on March 26, 2003 announcing execution of Merger Agreement.